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                                                             EXHIBIT 10.18

                  SECOND AMENDMENT TO CREDIT AGREEMENT

          SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of April 14, 1999 (this "Second Amendment"), among Miller Oil Corporation, a corporation formed under the laws of the State of Michigan (the "Borrower"), Miller Exploration Company (the "Parent"), each of the lenders that is a signatory, or which becomes a signatory, to the Credit Agreement referred to below (individually, together with its successors and assigns, a "Lender" and collectively, the "Lenders") and Bank of Montreal, a foreign bank formed under the laws of Canada in its individual capacity as a Lender and as agent for Lenders under the Credit Agreement referred to below (in its capacity as agent, together with its successors and assigns in such capacity, the "Agent").

                                RECITALS

          WHEREAS, the Borrower, the Parent, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of February 9, 1998, as amended by that certain First Amendment to Credit Agreement, dated as of June 24, 1998 (as so amended, the "Credit Agreement"); and

          WHEREAS, the Borrower has advised the Lenders and the Agent that it desires to amend certain provisions of the Credit Agreement, and the Borrower has requested that the Lenders and the Agent agree to amend certain provisions of the Credit Agreement; and

          WHEREAS, the Lenders and the Agent have agreed to so amend certain provisions of the Credit Agreement upon the terms and subject to the conditions and limitations of this Second Amendment;

          NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto hereby agrees as follows:

            Section 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein are used with the meanings ascribed thereto in the Credit Agreement. The following capitalized terms shall have the following respective meanings when used herein:

            A.   "HEFFELFINGER WELL" shall mean the Heffelfinger 1-25 Well.

            B. "LENDING RELATIONSHIP" shall refer to the Credit Agreement and the other Loan Documents, including, without limitation, this Second Amendment, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, and other agreements or events related to the Credit Agreement and such other Loan Documents, the parties' obligations thereunder and the transactions contemplated thereby,



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including, without limitation, any such negotiations, discussions, acts, omissions, renewals, extensions, other agreements or events that (a) occurred prior to the date hereof, (b) may occur on the date hereof, or (c) occurred prior to the execution of this Second Amendment and the instruments and documents executed and delivered in connection herewith or relating hereto.

            C. "SUPPLEMENTAL MORTGAGES" shall mean, collectively, all those mortgages and supplements to mortgages necessary to grant to the Agent for the benefit of the Lenders a first priority perfected Lien on the Oil and Gas Properties owned by the Parent, the Borrower or any Subsidiary including those Oil and Gas Properties acquired by the Parent, the Borrower or any Subsidiary after February 9, 1998, and including without limitation, those properties listed on SCHEDULE III hereto, all such mortgages and supplements to mortgages to be delivered within 30 days of the date hereof in accordance with Section 7.

            D. "RELEASED CLAIMS" shall mean any and all claims (including without limitation any liabilities, damages, demands and causes of action arising therefrom), whether (a) at law or in equity, (b) on the alleged commission of a tort, (c) on the alleged breach (or anticipatory breach or repudiation) of any contract, duty, or warranty (whether oral or written, express or implied), (d) on the alleged violation of any statute, tariff, or regulation (whether promulgated by the United States, any state thereof, any foreign state or country, or any other governmental agency or entity, wherever located), or (e) on any other factual, legal or equitable theory, including, without limitation, any claim for damages of any type or nature, for injunctive or other relief, for attorneys' fees, interest or any other liability whatsoever on any theory, including without limitation any loss, cost or damage in connection with or based upon "lender liability", unfair dealing, duress, coercion, control or undue influence, extortion or commercial bribery, breach of an implied covenant or duty of good faith and fair dealing, material misrepresentation or omission, overreaching, unconscionability, conflict of interest, bad faith, malpractice, disparate bargaining position, detrimental reliance, promissory estoppel, estoppel by deed, waiver, laches, or any other equitable theory, equitable subordination, breach of fiduciary duty or any other duty, or tortious inducement to commit such breach, tortious interference with contract or prospective business relations, negligent performance of contractual obligations, or other theories of negligence, negligent or intentional infliction of emotional distress, slander, libel, other defamation, fraudulent transfer, conversion, trespass to (or clouding the title of) property, usury, violations of the Racketeer Influenced and Corrupt Organizations Act, deceptive trade practices, conspiracy, or any theory of liability as partners or joint venturers, that any Releasing Party may have as of the date hereof against any Released Party with respect to the Lending Relationship.

            E. "RELEASED PARTY" shall mean each of the Agent, the Lenders and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals and Affiliates and all other Persons liable or who might be claimed to be liable on their behalf (collectively, the "Released Parties").

            F. "RELEASING PARTY" shall mean each of the Borrower and the Guarantors and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals, Affiliates and all other Persons who might have a claim against any Released Party (collectively, the "Releasing Parties").

            Section 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended hereby as follows:

            A.   Section 1.02 is amended hereby:

                 (i) by inserting the reference "and the Second Amendment" after the reference "First Amendment" in the definition of the term "Agreement";

                (ii) by deleting the definition of the term "Aggregate Maximum Credit Amounts" in its entirety and substituting the following therefor:

            "AGGREGATE MAXIMUM CREDIT AMOUNTS" at any time prior to October 15, 1999 (or such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d)) shall equal $37,000,000 as reduced by prepayments made pursuant to Section 2.07(b)(i), and thereafter shall equal the sum of the Maximum Credit Amounts of the Lenders ($75,000,000), as the same may be reduced pursuant to Section 2.03(b).";

               (iii) by deleting all references to "0.000%" in the definition of the term "Applicable Margin" and substituting for each such reference the reference "3.500%";

                (iv) by deleting the definition of "Base Rate" in its entirety and substituting the following therefor:

                 (v) "BASE RATE" shall mean, for any day, the sum of (i) the Prime Rate for such day and (ii) the Applicable Margin. Each change in the Base Rate shall take effect at the time of such change in the Base Rate.";

                (vi) by deleting the reference ", plus the LC Exposure" in the definition of the terms "Borrowing Base Deficiency";





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               (vii) by deleting the reference "and to participate in
the Letters of Credit as provided in Section 2.01(b)" in the definition of the term "Commitment";

               (viii) by deleting the reference "plus the LC Exposure," in the definition of the term "Deficiency Period";

                 (ix) by deleting the references ", the Issuing Bank" and ", the Letter of Credit Agreements," in the definition of the terms
"Indebtedness";

                  (x) by deleting the reference "or issuance of the initial Letters of Credit" in the definition of the term "Initial Funding";

                 (xi) by deleting the reference "the Final Maturity Date" in the definition of the term "Interest Period" and substituting therefor the reference "May 5, 1999";

                (xii) by deleting the definition of the term "Issuing Bank" in its entirety;

               (xiii) by deleting the definition of the term "LC
Commitment" in its entirety;

                (xiv) by deleting the definition of the term "LC
Exposure" in its entirety;

                 (xv) by deleting the definition of the term "Letter of Credit Agreements" in its entirety;

                (xvi) by deleting the definition of the term "Letters of Credit" in its entirety;

               (xvii) by deleting the reference "farmouts of, or participation or joint venture agreements with respect to, undeveloped acreage for which no value has been given in the most recent Reserve Report and assignments in connection with such farmouts or participation or joint venture agreements; (iii)" in the definition of the term "Transfer", and by deleting all the text after the reference "comparable value and use" in such definition.

            B. Section 2.01 of the Credit Agreement is amended hereby as follows:
                 (i) by deleting the reference "and Letters of Credit" in the section title;

                (ii) by deleting the reference "together with the LC Exposure" in subsection (a); and

               (iii) by deleting the text of subsection (b) in its entirety and substituting therefor the reference "Intentionally left blank.".

            C. Section 2.02 of the Credit Agreement is amended hereby as follows:
                 (i) by deleting subsections (b) and (c) in their entirety and substituting the following therefor:

            "(b) MINIMUM AMOUNTS. All Loan borrowings shall be in amounts of at least $500,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $100,000 in excess thereof.

            (c) NOTICES. All borrowings shall require advance written notice to the Agent ( which shall promptly notify the Lenders) in the form of EXHIBIT B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Houston, Texas time at least one Business Day prior to the date of each Loan borrowing; PROVIDED, HOWEVER, that the Borrower may request a same day advance of up to $5,000,000 if the request is received by the Agent not later than 11:00 a.m. Houston Texas time. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent."; and

               (ii) by deleting the text of subsection (g) in its entirety and substituting therefor the reference "Intentionally left blank.".

            D. Section 2.04 of the Credit Agreement is amended hereby by deleting the title and text of subsection (b) in their entirety and substituting therefor the reference "Intentionally left blank."

            E. Section 2.05 of the Credit Agreement is amended hereby by deleting the reference "or to provide funds for disbursements or reimbursements under Letters of Credit".

            F. Section 2.07 of the Credit Agreement is amended hereby as follows:

                 (i) by inserting the following new subsection (b)(i):

            "(i) The Borrower shall make prepayments as set forth below:

                 A. The Borrower shall prepay the Loans in an aggregate principal amount of $6,000,000 (the "May Payments") as follows:

                      (1) on or before May 1, 1999 in an amount equal to not
                 less than $3,000,000 when aggregated with all prepayments made on or before May 1, 1999 in accordance with subsections
                 B. or C. below;

                      (2) on or before May 31, 1999 in an amount equal to not
                 less than $3,000,000 when aggregated with all prepayments in excess of $3,000,000 made before May 1, 1999 and all prepayments made after May 1, 1999 but on or before May 31, 1999 in accordance with subsections B. or C., below; and

                      (3) when and as paid, the entire amount of the May
                 Payments shall be applied to reduce the Aggregate Maximum Credit Amounts pro rata to each Lender based on its Percentage Share.

                 B. Prior to October 15, 1999 (or, such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d) as amended hereby), upon any Transfer of Property that would be included in the Borrowing Base (including, without limitation, the Heffelfinger Well):

                      (1) the Borrower shall prepay the Loans in an amount equal to 100% of the net cash proceeds of any such Transfer; and

                      (2) the entire amount of any such prepayment shall be applied to reduce the Aggregate Maximum Credit Amounts pro rata to each Lender based on its Percentage Share.

                 C. Prior to October 15, 1999 (or, such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d) as amended hereby), upon any Transfer of Property that would not be included in the Borrowing Base:

                      (1) the Borrower shall prepay the Loans in an amount equal to 100% of the net cash proceeds of any such Transfer; PROVIDED, HOWEVER, that during all times that the outstanding principal balance of the Loans is less than or equal to the amounts and at the times set forth below, the Borrower shall prepay the Loans in an amount equal to 50% of the net cash proceeds of any such Transfer:

                       as of July 1, 1999               $26,000,000
                       as of August 1, 1999             $25,000,000
                       as of September 1, 1999          $24,000,000
                       as of October 1, 1999            $23,000,000; and

                      (2) the entire amount of any such prepayment shall be applied to reduce the Aggregate Maximum Credit Amounts pro rata to each Lender based on its Percentage Share.

                 D. Prior to October 15, 1999 (or such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d) as amended hereby), if the outstanding principal of the Loans after application of any prepayments made pursuant to subsections A., B. and C. above exceeds $30,000,000 on July 1, 1999, the Borrower shall prepay the Loans on such date in an aggregate amount equal to the sum of (1) the excess, if any, of (x) the principal amount of the Loans then outstanding OVER (y) $30,000,000, and (2) interest on the principal amount paid accrued to the date of such prepayment, and the principal amount of any such prepayment shall be applied to reduce the Aggregate Maximum Credit Amounts pro rata to each Lender based on its Percentage Share.

                 E. Prior to October 15, 1999 (or such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d) as amended hereby), if the outstanding principal of the Loans after application of any prepayments made pursuant to subsections A., B. and C. above exceeds $29,000,000 on August 1, 1999, the Borrower shall prepay the Loans on such date in an aggregate amount equal to the sum of (1) the excess, if any, of (x) the principal amount of the Loans then outstanding OVER (y) $29,000,000, and (2) interest on the principal amount paid accrued to the date of such prepayment, and the principal amount of any such prepayment shall be applied to reduce the Aggregate Maximum Credit Amounts pro rata to each Lender based on its Percentage Share.

                 F. Prior to October 15, 1999 (or such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d) as amended hereby), if the outstanding principal of the Loans after application of any prepayments made pursuant to subsections A., B. and C. above exceeds $28,000,000 on September 1, 1999, the Borrower shall prepay the Loans on such date in an aggregate amount equal to the sum of (1) the excess, if any, of (x) the principal amount of the Loans then outstanding OVER (y) $28,000,000, and (2) interest on the principal amount paid accrued to the date of such prepayment, and the principal amount of any such prepayment shall be applied to reduce the Aggregate Maximum Credit Amounts pro rata to each Lender based on its Percentage Share.

                 G. Prior to October 15, 1999 (or such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d) as amended hereby), if the outstanding principal of the Loans after application of any prepayments made pursuant to subsections A., B. and C. above exceeds $27,000,000 on October 1, 1999, the Borrower shall prepay the Loans on such date in an aggregate principal amount equal to the sum of (1) the excess, if any, of
            (x) the principal amount of the Loans then outstanding OVER (y) $27,000,000, and (2) interest on the principal amount paid accrued to the date of such prepayment, and the principal amount of any such prepayment shall be applied to reduce the Aggregate Maximum Credit Amounts pro rata to each Lender based on its Percentage Share.";

                (ii) by renumbering subsections (b)(i), (b)(ii) and (b)(iii) as (b)(ii), (b)(iii) and (b)(iv), respectively;

               (iii) by inserting the reference "or subsection (b)(i) above" after the reference "Section 2.03(b)" in subsection (b)(ii) (as renumbered by (iv) above);

                (iv) by deleting the references "plus the LC Exposure", "(i)" and "and (ii) if any excess remains after prepaying all of the Loans because of LC Exposure, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof"' in subsection (b)(ii) (as renumbered by (iv) above);

                (v) by deleting the reference "and if a Borrowing Base Deficiency remains after prepaying all of the Loans because of LC Exposure, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b)" in subsection (b)(iii) (as renumbered by (iv) above); and

                (vi) by deleting the reference "and if a Borrowing Base Deficiency remains thereafter because of LC Exposure, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in
Section 2.10(b)" in subsection (b)(iv) (as renumbered by (iv) above).

            G. Section 2.08 of the Credit Agreement is amended hereby by as follows:

                 (i) by deleting the reference "LC Exposure or" in subsection (a);

                (ii) by deleting the reference "first" in the last sentence of subsection (a) and substituting therefor the reference "October 15, 1999 (or such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d) as amended hereby)";

               (iii) by deleting the reference "$23,000,000" in the last sentence of subsection (a) and substituting therefor the reference "equal to the then applicable Aggregate Maximum Credit Amounts"; and

                (iv) by deleting the first sentence of subsection (d) in its entirety and substituting the following therefor:

        "On October 15, 1999 (or such earlier time as the Borrower shall request in writing to the Agent, provided that the Borrower timely delivers a Reserve Report as required by Section 8.07 hereof) and, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the first Business Day of each May and November, commencing May, 2000 (each being a "SCHEDULED REDETERMINATION DATE"), the Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b).".

            H. Section 2.09 of the Credit Agreement is amended hereby by deleting the title and text of such section in its entirety and substituting therefor the reference "Intentionally left blank."

            I. Section 2.10 of the Credit Agreement is amended hereby by deleting the title and text of such section in its entirety and substituting therefor the reference "Intentionally left blank."

            J. Section 3.02 of the Credit Agreement is amended hereby as follows:

                 (i) by deleting the text of subsection (a) in its entirety and substituting the following therefor:

       "The Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at a rate per annum equal to the Base Rate, but in no event to exceed the Highest Lawful Rate.";

                (ii) by deleting the text of subsection (c) in its entirety and substituting the following therefor:

           "Commencing on March 31, 1998 and through and including March 31, 1999, accrued interest on Base Rate Loans shall be payable on each Quarterly Date. After March 31, 1999, accrued interest on Base Rate Loans shall be payable monthly on the last day of each month commencing April 30, 1999. Accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). All Eurodollar Loans listed on Schedule 3.02 shall be converted into Base Rate Loans on their respective maturity dates and on such maturity dates the Borrower shall pay to the Agent for the account of each Lender all accrued interest on such Loans. All interest payable at the Post-Default Rate shall be payable from time to time on demand."

            K. Section 4.01 of the Credit Agreement is amended hereby by deleting the reference "and the Letter of Credit Agreements" in the first sentence thereof.

            L. Section 4.02 of the Credit Agreement is amended hereby as follows:

                 (i) by inserting the reference "and/or Section 2.07(b)(i)" after the reference "Section 2.03(b)" therein; and

                (ii) by deleting the reference "and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for the account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender".

            M. Section 4.04 of the Credit Agreement is amended hereby by deleting the reference "or a payment under a Letter of Credit to be made by it hereunder" therein.

            N. Section 4.05 of the Credit Agreement is amended hereby by deleting the following references in subsection (b):

                 (i) "(or reimbursement as to any Letter of Credit)";

                (ii) "(or reimbursement)";

               (iii) "(or participations in Letters of Credit)";

                (iv) "(or reimbursements of Letters of Credit)"; and

                 (v) "(or Letters of Credit)".

            O. Section 4.06 of the Credit Agreement is amended hereby by deleting all references to "the Issuing Bank" in subsections (a) and (c).

            P. Section 5.01 of the Credit Agreement is amended hereby as follows:

                 (i) by deleting the references "or issuing or participating in the Letters of Credit hereunder," "or issue or participate in any Letters of Credit hereunder," "Letters of Credit," and "or Letters of Credit" in subsection (a);

                (ii) by deleting the reference "or any interest held by it in any Letter of Credit" in subsection (c); and

               (iii) by deleting the references "or to issue Letters of Credit," and "or Letters of Credit" in subsection (d).

            Q. Section 5.06 of the Credit Agreement is amended hereby by deleting the reference "and participation interests in Letters of Credit (if any) then outstanding" in subsection (d).

            R. Section 6.02 of the Credit Agreement is amended hereby as follows:

                 (i) by deleting the reference "and Letters of Credit" in the section title;

                (ii) by deleting the reference "and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower" in the introductory paragraph of such section; and

               (iii) by deleting all references "or issuance, renewal, extension or reissuance of a Letter of Credit" in subsection (c).

            S. The introductory language to Article VII of the Credit Agreement is amended hereby by deleting the reference "and issuance, renewal, extension or reissuance of a Letter of Credit".

            T. Section 8.01 of the Credit Agreement is amended hereby as follows:
                 (i) by inserting the following new subsection (c):

                 "(c) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each calendar month that is not also the end of one of the Parent's first three fiscal quarterly periods or of the Parent's fiscal year, consolidated statements of income and changes in financial position of the Parent and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period and, beginning April 30, 2000, statements setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Parent and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).";

                (ii) by relettering the existing subsections (c) through (k) as subsections (d) through (l);

               (iii) by deleting the text of subsection (i), as relettered by (ii) above, in its entirety and substituting the following therefor:

               "On or before December 31 of each year, a one year financial projection for the following year for the Parent and its Subsidiaries of revenues, expenses and capital expenditures, in form and substance satisfactory to the Agent.";

                (iv) by inserting after the reference "paragraph (a) or (b)" in the final paragraph of Section 8.01 of the reference "or (c)"; and

                 (v) by inserting before the period in the final paragraph of Section 8.01 the reference "to the extent compliance therewith is required at such time".

            U. Section 8.07 of the Credit Agreement is amended hereby as follows:

                 (i) by deleting the first sentence of subsection (a) in its entirety and substituting the following therefor:

                     "On October 1, 1999 (or, if the Borrower requests a Borrowing Base redetermination prior to October 15, 1999 in accordance with Section 2.08 hereof, not less than 15 days prior to the date of such redetermination) and on or before each March 1 and September 1 thereafter, commencing March 1, 2000, the Borrower shall furnish to the Agent a Reserve Report."; and

                (ii) by inserting the reference "October 15 and" prior to the reference "January 1 Reserve Report" in the second sentence of subsection (a).

            V. Section 9.09 of the Credit Agreement is amended hereby by deleting the reference "and Letters of Credit" in the section title and the reference "or Letters of Credit" in text of the section.

            W. Section 9.12 of the Credit Agreement is amended hereby by deleting the text of such section in its entirety and substituting the following therefor:

       "From and after December 31, 1999, the Parent will not permit its ratio of (i) consolidated current assets (including an amount, if any, by which the then effective Borrowing Base exceeds the sum of the aggregate outstanding principal amount of the Loans) to (ii) consolidated current liability (excluding current maturities of the Notes) to be less than 1.0 to 1.0 at any time."

            X. Section 9.13 of the Credit Agreement is amended hereby by deleting the text of such section in its entirety and substituting the following therefor:

       "From and after October 15, 1999 or such earlier date as the Borrowing Base is redetermined at the Borrower's request in accordance with
       Section 2.08(d), the Parent will not permit its ratio of (i) Debt to
       (ii) Capitalization to be greater than 0.65 to 1.0 at any time. As used in this Section 9.13, "CAPITALIZATION" shall mean Debt plus Tangible Net Worth."

            Y. Section 9.14 of the Credit Agreement is amended hereby by deleting the text of such section in its entirety and substituting the following therefor:

       "From and after October 15, 1999 or such earlier date as the Borrowing Base is redetermined at the Borrower's request in accordance with
       Section 2.08(d), the Parent will not permit its Tangible Net Worth as of the end of any fiscal quarter of the Parent (calculated quarterly at the end of each fiscal quarter) to be less than $24,000,000, PLUS 100% of the net cash proceeds received from any equity offerings occurring after February 9, 1998, plus 75% of Consolidated Net Income aggregated for each calendar quarter from and after the Closing Date in which Consolidated Net Income is positive."

            Z. Section 9.15 of the Credit Agreement is amended hereby by deleting the text of such section in its entirety and substituting the following therefor:

       "From and after October 15, 1999 or such earlier date as the Borrowing Base is redetermined at the Borrower's request in accordance with
       Section 2.08(d), the Parent will not permit its Debt to EBITDA Coverage Ratio as of the end of any fiscal quarter of the Parent to be more than 2.5 to 1.00. For the purpose of this Section 9.15, "DEBT TO EBITDA COVERAGE RATIO" shall mean the ratio of (i) Debt as of the end of such fiscal quarter of the Borrower and its Consolidated Subsidiaries to (ii) EBITDA for the immediately preceding four fiscal quarters ending on such date."

            AA. Article IX of the Credit Agreement is further amended hereby by inserting the following new Section 9.22:

       "9.22     RATIO OF EBITDA TO INTEREST.  From and after October 15,
       1999 or such earlier date as the Borrowing Base is redetermined at the Borrower's request in accordance with Section 2.08(d), the Parent will not permit its EBITDA to Interest Ratio as of the end of any fiscal quarter of the Parent to be less than 2.5 to 1.0. For purposes of this Section 9.22, "EBITDA to Interest Ratio" shall mean the ratio of
       (i) EBITDA as of the end of such fiscal quarter to (ii) accrued interest on Debt of the Borrower payable in cash as of the end of such fiscal quarter.

            BB. Section 10.01 of the Credit Agreement is amended hereby as follows:

                 (i) by deleting in subsection (a) the reference ", or any reimbursement obligation for a disbursement made under any Letter of Credit";
                (ii) by inserting the reference "or any other Loan Document to which it is a party" after the reference "or any Security Instrument" in subsection (a); and

               (iii) by inserting the reference "or any other Loan Document to which it is a party" after the reference "or any Security Instrument" in subsection (d).

            CC. Section 10.02 of the Credit Agreement is amended hereby as follows:

                 (i) by deleting in subsections (a) and (b) the reference "(including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b))"; and

                (ii) by deleting in subsection (c) the reference "fifth to serve as cash collateral to be held by the Agent to secure the LC
Exposure;".

            DD. Section 11.03 of the Credit Agreement is amended hereby by deleting the reference "or of fees or failure to reimburse for Letter of Credit drawings)".

            EE. Section 11.04 of the Credit Agreement is amended hereby by deleting the reference "and its participation in the issuance of Letters of Credit".

            FF. Section 11.05 of the Credit Agreement is amended hereby by deleting all references therein to "the Issuing Bank".

            GG. Section 12.03 of the Credit Agreement is amended hereby as follows:

                 (i) by deleting the reference "OR LETTERS OF CREDIT" in subsection (a)(ii); and

                (ii) by deleting the reference "(VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER
OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATIONS(S)" in subsection (a)(ii).

            HH. Section 12.06 of the Credit Agreement is amended hereby as follows:

                 (i) by deleting the reference "or any Letters of Credit" in subsection (a);

                (ii) by deleting the first sentence of subsection (b) in its entirety and substituting the following therefor:

             "Any Lender may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person all or any portion of its rights and obligations hereunder, and acceptance of such assignment by any assignee shall constitute the agreement of such assignee to be bound by the terms of this Agreement applicable to the assigning Lender."; and

               (iii) by deleting all references "or Letters of Credit" in subsection (c).

            II. Section 12.07 of the Credit Agreement is amended hereby by deleting the reference "or the Letters of Credit, the Letter of Credit Agreements".

            Section 3.   COVENANTS.

            A. COVENANTS OF THE BORROWER AND THE PARENT. The Borrower or the Parent, as the case may be, covenants and agrees that during the period from March 31, 1999 through and including October 15, 1999 (or, if earlier, the date of the next redetermination of the Borrowing Base in accordance with Section 2.08(d) of the Credit Agreement as amended hereby):

               (i) Every two weeks the Parent shall deliver cash budgets in form and substance reasonably satisfactory to the Agent and cash flow statements in form and substance reasonably satisfactory to the Agent with variance analysis to budget (including accounts receivables and accounts payables reporting) not later than the Friday following the last week to which such budgets and statements relate.

               (ii) The Borrower shall not spud any wells or conduct any other drilling operations (other than with respect to wells identified on SCHEDULE II hereto and routine workovers normally expensed in accordance with past practice) without the prior written consent of the Agent and the Lenders, and shall not, without the prior written consent of the Agent and the Lenders, use any amounts advanced by the Lenders under the Credit Agreement in excess of $303,000 in discretionary new commitments for the period from January 1, 1999 through December 31, 1999 and $650,000 payable on or before December 31, 1999 towards the Borrower's commitment to pay delay rental fees and a bonus payment due in calendar year 1999 with respect to the Blackfeet properties to acquire acreage, leases (other than to renew the Leases identified on SCHEDULE I hereto) or seismic data or to pay any drilling costs or expenses (other than for wells identified on SCHEDULE II hereto).

               (iii) The Borrower shall prepay the Loans in an amount equal to the net cash proceeds of any subordinated debt and any sale of any equity or equity derivative securities.

                (iv) The Borrower shall use its best efforts to raise capital, whether through debt, equity or consummation of asset sales to achieve Borrowing Base compliance.

                 (v) The Borrower shall provide to the Agent from time to time upon request by the Agent the certificate of a Responsible Officer of the Borrower stating that, except as disclosed in a schedule thereto, the Borrower has not received written notice that any mechanics' liens have been filed or will be filed on the Mortgaged Properties; provided that mere receipt of an invoice for services rendered shall not constitute written notice that a mechanics' lien will be filed.

                (vi) The Borrower shall use its best efforts to sell Heffilinger on or before September 30, 1999 for an amount equal to or greater than $2,000,000.

            B. THE LENDERS AND THE AGENT COVENANTS. Each of the Lenders and the Agent, as the case may be, covenants and agrees that during the period from March 31, 1999 through and including October 15, 1999 (or, if earlier, the date of the next determination of the Borrowing Base in accordance with Section 2.08(d) of the Credit Agreement as amended hereby):

                 (i) the Agent will release any Lien that it may have on assets of the Borrower sold by the Borrower in one or more arms length transactions for fair value by the Borrower in accordance with the terms of the Credit Agreement as amended hereby, the net cash proceeds of which sales are paid to the Bank pursuant to Section 2.07(b)(i) of the Credit Agreement as amended hereby.

            Section 4. CONDITIONS PRECEDENT. This Second Amendment shall become binding upon receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which must be satisfactory to the Agent in form and substance:

            A. counterparts of this Amendment executed by the Borrower, the Agent and the Lenders;

            B. certificates of the Secretary or an Assistant Secretary of the Borrower and the Guarantor setting forth for each of them (i) the resolutions of its board of directors or managers (or if such Guarantor is a partnership, resolutions of the general partner of such partnership), as applicable, with respect to the authorization to execute and deliver this Amendment and consummate the transactions contemplated hereby; (ii) the Responsible Officer of such entity authorized to sign this Amendment, and
(iii) the signature of such authorized Responsible Officer of such entity;

            C. a weekly cash budget for April 1999 of the Parent and its Subsidiaries, which shall include projected revenues, expenses and capital expenditures;

            D. a Consent and Acknowledgement executed by each of the Guarantors;

            E. an opinion of counsel to Borrower substantially in the form attached hereto as EXHIBIT A;

            F. payment to the Agent for the ratable benefit of the Lenders of all accrued and unpaid Interest outstanding under the Credit Agreement and the Notes;

            G. payment of the fees and expenses of the Agent and the Lenders in accordance with Section 8.B. hereof; and

            H.   such other documents as the Agent may reasonably request.

            Section 5.   REPRESENTATIONS AND WARRANTIES.

            A. The Borrower hereby reaffirms that the representations and warranties made by the Borrower and the Parent in the Credit Agreement were true and correct when made and, except as to be described in writing to the Agent within ten (10) days of the date hereof, are true and correct as though made on and as of the date hereof, and further, the Borrower represents that,

                 (i) as of the date hereof, no Default or Material Adverse Effect has occurred and is continuing except as previously disclosed to the Agent in writing or as set forth in SCHEDULE IV hereto;

                (ii) neither the Borrower, the Parent nor any Subsidiary has acquired any additional Oil and Gas Properties since February 9, 1998 except as identified on SCHEDULE III hereto; and

               (iii) the execution, delivery and performance by the Borrower or any Guarantor of this Second Amendment and the other Loan Documents and all instruments and documents to be delivered by the Borrower or such Guarantor, to the extent a party thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (a) are within the Borrower's or such Guarantor's corporate power; (b) have been duly authorized by all necessary or proper corporate action, including the consent of stockholders, members and/or partners therein or thereof; (c) are not in contravention of any provision of the Borrower's or such Guarantor's certificate of incorporation, bylaws or similar organizational and/or governing documents; (d) will not violate (1) any law or regulation or (2) any order or decree of any court or governmental instrumentality;
(e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or such Guarantor is a party or by which the Borrower or such Guarantor or any of their respective property is bound; (f) will not result in the creation or imposition of any Lien upon any of the property of the Borrower or such Guarantor other than those in favor of the Agent pursuant to the terms of this Second Amendment and the other Loan Documents to be delivered in connection herewith; and (g) do not require the consent or approval of any governmental body, agency, authority or any other Person that has not been duly obtained, made or complied with prior to the date hereof. At or prior to the date hereof, each of this Second Amendment and the other Loan Documents to be delivered in connection herewith shall have been duly executed and delivered for the benefit of or on behalf of the Borrower or such Guarantor, in each case to the extent a party thereto, and each shall then constitute a legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against it in accordance with its terms.

            B. Each of the Borrower and such Guarantor further represents and warrants, for itself only that he or it (i) is executing this Second Amendment after consultation with counsel of his or its own choosing, (ii) has read and understands the release granted by Section 6 hereof, (iii) desires to execute this Second Amendment and (iv) has the requisite authority to enter into and be bound by this Second Amendment, including the release granted by Section 6 hereof.

            Section 6.   RELEASE.

            A. Each of the Releasing Parties desires and intends fully to compromise, release and settle any and all of the Released Claims; and each of the Releasing Parties hereby covenants, warrants and represents unto each of the Released Parties that such Releasing Party does hereby FOREVER RELEASE, ACQUIT, WAIVE AND DISCHARGE each of the Released Parties of and from the Released Claims and each of the Releasing Parties hereby declares the same FOREVER RELEASED, ACQUITTED, WAIVED, SETTLED AND DISCHARGED. This release is effective without regard to whether (i) such Released Claims are known or unknown, (ii) damages arising out of such Released Claims have yet accrued, (iii) such Released Claims arose collaterally, directly, derivatively, or otherwise between the parties hereto or (iv) an ordinary person in the same or similar circumstances would or would not, through the exercise of due care, have discovered such claims by the date of this Amendment. In connection with the foregoing release:

            B. The Borrower and each Guarantor represents and warrants that it has the full power and authority to perform the release granted in this
Section 6 and that it has not in any manner made any assignment of any Released Claim to any third party.

            C. The release granted in this Section 6 will be effective upon execution of this Second Amendment by all of the parties hereto.

            D. Each party executing this Amendment understands and agrees that the release granted in this Section 6 is a full, final and complete release of the Released Claims and that such release may be pleaded as an absolute and final bar to any or all suits which may hereafter be filed or prosecuted by any one or more of the Releasing Parties or anyone claiming by, through or under any one or more of the Releasing Parties in respect of any of the matters released hereby, and that no recovery on account of the Released Claims may hereafter be had from any of the Released Parties; and that the consideration given for such release is not an admission of liability or fault on the part of any of the Released Parties (it being the express intent of the parties hereto to obtain peace of mind and avoid the expense and uncertainty of potential litigation), and that none of the Releasing Parties or those claiming by, through or under any of them will ever claim that it is.

            E. The parties hereto acknowledge that the release granted by this Section 6 does not have any effect with respect to relationships between the Borrower and each Guarantor and the Lenders and the Agent other than in connection with the Lending Relationship.

            Section 7.   EVENTS OF DEFAULT AND REMEDIES.

            A. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                 (i) The Borrower shall fail to deliver to Agent within 10 days after closing the disclosures required in Section 5.A of this Second Amendment; and

                (ii) The Borrower shall fail to deliver within 30 days after closing the Supplemental Mortgages and the other documents required under
Section 8.09 of the Credit Agreement (including, without limitation, the legal opinion), granting to the Agent a first priority Lien interest (subject only to Excepted Liens) on the Borrower's, the Parent's, or any Subsidiary's interest in any additional Oil and Gas Property listed on
SCHEDULE III hereto.

            B. The occurrence and continuation of an Event of Default hereunder shall constitute an Event of Default under the Credit Agreement as amended hereby.

            Section 8.   PAYMENT OF FEES AND EXPENSES; FORM OF PAYMENT.

            A. The Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a fee (the "Amendment Fee") in the amount of $300,000 payable on the earlier of October 15, 1999 or the date on which the next Borrowing Base redetermination occurs in accordance with Section 2.08(d) of the Credit Agreement as amended hereby.

            B. The Borrower agrees, whether or not the transactions contemplated hereby are consummated, to pay all reasonable expenses of the Agent and the Lenders (including, without limitation, all reasonable fees and disbursements of counsel and other outside consultants for the Agent and/or the Lenders) in connection with the negotiation, investigation, preparation, execution and delivery of, recording and filing of, preservation of rights under and enforcement of this Amendment and the other Loan Documents to be delivered in connection herewith.

            C. All payments to be made by the Borrower under this Amendment shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice in accordance with
Section 4.01 of the Credit Agreement.

            Section 9. LIMITATIONS. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) prejudice any right or rights that the Lenders or the Agent may have at any time under or in connection with the Credit Agreement as amended hereby or any of the other Loan Documents. Except as expressly supplemented, amended or modified hereby, the terms and provisions of the Credit Agreement or any other Loan Documents are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

            Section 10. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Amendment, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Amendment or the Credit Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Amendment or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder and under the Credit Agreement, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Weil, Gotshal & Manges LLP is acting in this transaction as special counsel to the Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Amendment and the matters contemplated herein.

            Section 11. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

            Section 12. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

            Section 13. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

             NOTICE PURSUANT TO TEX. BUS. & COMM. CODE <Section>26.02

            THIS AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

BORROWER:                       MILLER OIL CORPORATION


                                By:  /S/ KELLY E. MILLER
                                Name:     Kelly E. Miller
                                Title: President


PARENT:                         MILLER EXPLORATION COMPANY



                                By:  /S/ KELLY E. MILLER
                                Name: Kelly E. Miller
                                Title: President and Chief Executive Officer



LENDER AND AGENT:               BANK OF MONTREAL



                                By:  /S/ THOMAS E. MCGRAW
                                   Thomas E. McGraw
                                   Director